UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 29, 2018

PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16197	22-3537895
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

500 Hills Drive, Suite 300, Bedminster, New Jersey	07921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(908) 234-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 8.01	Other Events

On June 25, 2018, Peapack-Gladstone Bank (the “Bank”), the wholly owned subsidiary of Peapack-Gladstone Financial Corporation (the “Company”), entered into an agreement to acquire Lassus Wherley & Associates (“Lassus Wherley”), a registered investment adviser headquartered in New Providence, New Jersey. The Company expects the transaction to close in the third quarter of 2018, subject to the receipt of regulatory approval and other customary closing conditions.

The purchase price is comprised of a cash payment to be made at closing, and common stock and cash to be paid out over a four-year period, subject to the satisfaction of certain client retention and net revenue growth goals.

The transaction will provide certain strategic synergies and benefits, including that:

•	Mmes. Lassus and Wherley will continue in their roles as President and CEO, respectively of Lassus Wherley.
•	Lassus Wherley will add depth to the Bank’s already high-caliber wealth management team, and will add to the Bank’s capabilities to provide expert and timely advice and services to clients.
•	The purchase is consistent with the Company’s strategy to supplement the organic growth of its wealth management business with strategic and complementary acquisitions.
•	The acquisition provides the Bank the opportunity to provide banking, lending, trust and fiduciary services to the Lassus Wherley client base.

From a financial perspective:

•	The acquisition will increase the assets under management and/or administration of the Private Wealth Management Division of the Bank by over $500 million.
•	The Company believes that the purchase will have a minimal impact on tangible capital and tangible book value per share.
•	After up front transaction costs, the Company anticipates the purchase will be immediately accretive to earnings.

The Company issued a press release dated June 29, 2018 regarding the acquisition and such press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, investments, relationships, opportunities and market conditions.  These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, or similar statements or variations of such terms.  Actual results may differ materially from such forward-looking statements.  Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to:

•	inability to realize expected revenue synergies from our wealth acquisitions in the amounts or the timeframe anticipated;
•	inability to retain customers and employees from our wealth acquisitions;

•

inability to successfully grow our business and implement our strategic plan, including an inability to generate revenues to offset the increased personnel and other costs related to the strategic plan;

•	the impact of anticipated higher operating expenses in 2018 and beyond;
•	inability to manage and/or fund our growth;
•	inability to successfully integrate our expanded employee base;
•	unexpected decline in the economy, in particular in our New Jersey and New York market areas;
•	declines in our net interest margin caused by the low interest rate environment and highly competitive market;
•	declines in value in our investment portfolio;
•	higher than expected increases in our allowance for loan and lease losses;
•	higher than expected increases in loan and lease losses or in the level of nonperforming loans;
•	unexpected changes in interest rates;
•	an unexpected decline in real estate values within our market areas;
•

legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Basel III and related regulations) subject us to additional regulatory oversight which may result in increased compliance costs;

•	successful cyberattacks against our IT infrastructure and that of our IT providers;
•	higher than expected FDIC insurance premiums;
•	adverse weather conditions;
•	inability to successfully generate new business in new geographic markets;
•	inability to execute upon new business initiatives;
•	lack of liquidity to fund our various cash obligations;
•	reduction in our lower-cost funding sources;
•	our inability to adapt to technological changes;
•	claims and litigation pertaining to fiduciary responsibility, environmental laws and other matters; and
•	other unexpected material adverse changes in our operations or earnings.

A discussion of these and other factors that could affect our results is included in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2017. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Title

99.1	Press release dated June 29, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated:	June 29, 2018	By:	/s/ Jeffrey J. Carfora
		Name:	Jeffrey J. Carfora
		Title:	Senior Executive Vice President and
Chief Financial Officer